UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2019

INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 9, 2019, InvenTrust Properties Corp. (the “Company”) held its 2019 annual meeting of stockholders and held a stockholder vote on Proposals 1 and 2 as described in the Company’s proxy statement.
The stockholders voted on Proposal 1, electing the eight nominees named below to serve as directors until the next annual meeting of stockholders or as otherwise provided in the Company’s governing documents. The final results of the election of directors were as follows:

Nominee	For	Withhold	Broker Non-Votes
Stuart Aitken	150,603,723	15,858,468	223,199,625
Amanda Black	151,508,890	14,953,301	223,199,625
Thomas F. Glavin	150,646,349	15,815,842	223,199,625
Thomas P. McGuinness	149,955,832	16,506,359	223,199,625
Scott A. Nelson	150,778,396	15,683,795	223,199,625
Paula J. Saban	150,806,915	15,655,276	223,199,625
Michael A. Stein	150,417,729	16,044,462	223,199,625
Julian E. Whitehurst	150,706,081	15,756,110	223,199,625
In addition to electing directors, the stockholders voted on and approved Proposal 2, to ratify the audit committee’s selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The final results for the approval of Proposal 2 were as follows:

For	Against	Abstain
378,713,739	4,296,149	6,651,928

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: May 9, 2019	By:	/s/ Christy L. David
	Name:	Christy L. David
	Title:	Executive Vice President, General Counsel & Secretary